UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Charmany Drive

Madison, Wisconsin 53719

(Address of principal executive offices) (Zip code)

(608) 238-8008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 14, 2012, First Business Financial Services, Inc. (the “Company”) conducted a shareholder presentation at its Annual Meeting of Shareholders. This presentation was then posted to its website www.firstbusiness.com under the “Investor Relations” tab. The information included in the presentation provides an overview of the Company’s recent operating performance, financial condition, and business strategy. The Company intends to use this presentation from time to time when Company executives interact with shareholders, analysts and other third parties. The presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K, and will not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

99.1	Slides from Shareholder Presentation.

.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2012	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ James F. Ropella
	Name:	James F. Ropella
	Title:	Senior Vice President and CFO

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
99.1	Slidesfrom Shareholder Presentation.